Progenics

Creating Shareholder Value Through
the Advancement of Cancer Treatment

Progenics Pharmaceuticals®
Find Fight and Follow®

Safe Harbor Statements

Important Information For Investors And Stockholders

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the Velan Consent Solicitation, Progenics has filed a definitive consent revocation statement and accompanying WHITE consent revocation card with the SEC, which will also be mailed to Progenics' stockholders. PROGENICS' STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of Progenics' consent revocation statement, any amendments or supplements to the consent revocation statement, and other documents filed with the SEC by Progenics in connection with the consent revocation solicitation through the website maintained by the SEC at https://www.sec.gov.

In addition, in connection with the proposed merger, Lantheus intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Progenics and Lantheus that also constitutes a prospectus of Lantheus. Each of Progenics and Lantheus also plan to file other relevant documents with the SEC regarding the proposed merger. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Progenics and Lantheus. INVESTORS AND SECURITY HOLDERS OF PROGENICS AND LANTHEUS ARE STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Progenics or Lantheus through the website maintained by the SEC at https://www.sec.gov.

Copies of the documents filed with the SEC by Progenics will also be available free of charge on Progenics' website at https://www.progenics.com or by contacting Progenics' Investor Relations Department by email at mdowns@progenics.com or by phone at (646) 975-2533. Copies of the documents filed with the SEC by Lantheus will also be available free of charge on Lantheus' internet website at https://www.lantheus.com or by contacting Lantheus' Investor Relations Department by email at ir@lantheus.com or by phone at (978) 671-8001.

Certain Information Regarding Participants

Progenics, its directors, executive officers and certain employees may be deemed participants in the solicitation of consent revocations in connection with the Velan Consent Solicitation. In addition, Progenics, Lantheus, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger.

Information regarding the participants of Progenics in the solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Progenics' definitive consent revocation statement filed with the SEC on October 8, 2019 in response to the Velan Consent Solicitation. Information regarding the participants of Progenics in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Other information about the directors and executive officers of Progenics is set forth in Progenics' Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 15, 2019 and amended on April 30, 2019, and its definitive proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on May 30, 2019.

Information about the directors and executive officers of Lantheus is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 20, 2019, its definitive proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 15, 2019 and its Current Report on Form 8-K, which was filed with the SEC on March 25, 2019. Other information regarding the participants of Lantheus in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at https://www.sec.gov and from Investor Relations at Progenics or Lantheus as described above.

Safe Harbor Statements (Cont'd)

Cautionary Statement Regarding Forward-Looking Statements

This presentation contains projections and other "forward-looking statements" regarding future events. Statements contained in this communication that refer to Progenics' estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics' current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics' strategic and operational plans and delivering value for stockholders. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. All statements, other than historical facts, including the expected timing of the closing of the proposed transaction between Progenics and Lantheus (the "merger"); the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, such as efficiencies, cost savings, synergies, revenue growth, creating stockholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Progenics' and Lantheus' plans, estimates or expectations could include, but are not limited to: (i) Progenics or Lantheus may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Progenics or Lantheus to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Progenics or Lantheus does business, or on Progenics' or Lantheus' operating results and business generally; (v) Progenics' or Lantheus' respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management's attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Progenics or Lantheus may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Progenics or Lantheus may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the costs and management distraction attendant to a proxy contest or consent solicitation; (xiii) the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; (xiv) other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (xv) uncertainties associated with the consent solicitation engaged in by Velan Capital, L.P. and certain other participants (the "Velan Consent Solicitation"). More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the Securities and Exchange Commission ("SEC"), including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this presentation as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Executive Summary

As a follow-up to our Institutional Shareholder Services ("ISS") meeting on October 21, 2019 and in response to Velan's ISS presentation filed with the SEC also on October 21, 2019, Progenics' Board of Directors and Management Team supplement their ISS presentation with the following:

- ✓ **The Progenics Board has taken the necessary and prudent steps to secure Progenics' future**, including negotiating a stock deal with Lantheus and continuing to refresh and strengthen our leadership team and governance provisions, improving our operational infrastructure, and executing on key milestones to maximize shareholder value.

- ✓ The transaction provides Progenics shareholders with future stock price appreciation and we believe **shareholders will benefit** immediately and in the long-term from the synergies the combined Company captures strategically, operationally, and financially; unlike a straight sale for cash, in which shareholders would forego all potential upside.

- ✓ In response to Lantheus' unsolicited proposal, the Board **conducted a proper and diligent process** common to radiopharmaceutical companies adhering to good governance principles and its fiduciary duties.

- ✓ Velan's claimed areas of focus will be immediately addressed with a higher degree of certainty through the proposed transaction with Lantheus. **Lantheus has a head start on building value for Progenics shareholders**, having already conducted **extensive due diligence on Progenics' business, operations and product development.**

- ✓ Lantheus has already assembled a **highly qualified leadership team** – with radiopharmaceutical commercial, supply chain, manufacturing, clinical development, regulatory, financial and corporate governance expertise – a well balanced leadership team that is ready and most immediately capable to execute on an integration and operational plan that **will unlock and maximize long-term value for Progenics shareholders.**

Executive Summary (Cont.)

- ✓ **Velan possessed material non-public knowledge** of the proposed transaction seven weeks before the deal was announced. Velan's purchase of nearly 2% of Progenics' shares with such material non-public information **raises significant concerns about its governance and ethical practices** which deserves more scrutiny from shareholders and Velan's nominees.
- ✓ In Velan's ISS presentation, it purposefully omitted Progenics latest settlement offer, which we believe gave Velan everything they previously demanded. Nonetheless, Velan rejected the offer, showing that they again are moving the "goal posts", not negotiating in good faith and will not stop until they have gained **control of the Progenics Board and business without paying any premium.**
- ✓ Velan's Board nominee and **proposed interim CEO, David Mims, is not qualified** to serve as a Board member of Progenics or as acting Chief Executive Officer,
- ✓ Velan's plan to put **$200 Million of debt** on Progenics' balance sheet is irresponsible and should alarm investors.
- ✓ **Velan continues to make false and misleading claims** as part of its exaggerated narrative. As recent examples, Velan's false claims about Dr. Scheinberg's "conflicts" as well as "potential alarming issues" are **blatant misrepresentation of the facts in an effort to tarnish Progenics' leadership team and overall reputation.**

The Board Continues to Take Steps to Secure Progenics' Future Based on Recent Shareholder Feedback

PGNX Now

Strengthen Leadership and Governance

- ✓ Korn Ferry process to **identify 2 new Directors**, including a **new Chairperson**
- ✓ Welcomed **2 nominees from Velan's consent solicitation slate** but **Velan rejected our offer and denied our request to interview their candidates**
  - **Progenics is willing to continue to work with Velan** for a resolution reflective of the interests of all stockholders
- ✓ **Diligently fill vacancies** with Board and leadership team appointments that compliment our clear strategic plan
  - Reconstituted Board Committees
  - CEO succession plan being undertaken
  - Hired a new VP of Commercial, previously with Advanced Accelerator Applications

Execute on Key Milestones

- ✓ Continue to mature key partnerships and identify new partners to enhance our development and go-to-market strategy
- ✓ Progress our pipeline, including AZEDRA commercialization and PyL and 1095 development

With prompt governance enhancements and a carefully considered contingency plan, the PGNX Board is being refreshed to be well-positioned to steward PGNX forward

PGNX and LNTH Together

World-class, Proven Leadership Team

- ✓ LNTH's leadership team continues to achieve exceptional results through its established pipeline of complimentary products
- ✓ The pro forma Board capitalizes on specific industry experience necessary to maximize the value of a highly complex product portfolio
- ✓ Established Board that has a proven track record in developing, manufacturing and commercializing radio-pharmaceuticals

Infrastructure Provides Immediate Results

- ✓ Synergistic, "plug and play" optionality accelerates PGNX's product portfolio into value maximization, unavailable with Velan's current candidates and plan
- ✓ LNTH's established network of ~330 radiopharmacies, which have been contracted customers for over 40 years, will usher immediate receptibility for PGNX's portfolio

The LNTH transaction propels PGNX beyond what the standalone company would be able to accomplish under its strategic plan, delivering compelling value over the long term

Unlike a Straight Sale, PGNX Equity Holders Will Participate in All Synergies and Potential Future Upside in the Combined Company

Having publicly and definitively rejected the transaction for several months and criticized Lantheus' operating and stock performance,
Velan shows zero commitment to independently evaluate the transaction

35%
Ownership Stake

PGNX equity holders own 35% of the combined entity, maintaining upside from future clinical milestones

Strong Pro Forma
Financial Profile

$370m in pro forma combined revenue generated through diversified & enhanced revenue streams[1]

$15 to $20m
Cost Synergies

In addition to synergies, shareholders to benefit from significant cost avoidance

Operational
Excellence

Proven Manufacturing, Supply Chain and Commercial Expertise

Committed to Creating Shareholder Value

- ✓ A **highly complementary portfolio** of ultrasound and radiopharmaceutical diagnostics and oncology therapeutics
- ✓ **Diversified revenue stream**, enhanced cashflow generation, eliminated future financing needs, and **sustainable long-term profitable growth**
- ✓ **Acceleration of** a robust pipeline leading to further **successful commercialization**
- ✓ Supported by **Lantheus' proven expertise** in commercial, manufacturing, radioisotope supply chain and clinical development
- ✓ **A management team and Board** with a track-record of **creating long-term shareholder value**
- ✓ Transaction expected to be **EPS accretive to shareholders by 2022**

Velan promises its nominees will "act in a fiduciary manner" yet will only "evaluate all improved / superior offers".[2] This calls into question Velan's nominees' independence because they are already bound by Velan to act in certain ways before they have set foot in the Boardroom.

(1) LTM pro forma combined revenue as of 6/30/2019.
(2) Velan Investor Presentation – October 21, 2019.

PGNX Conducted a Proper Process for a Radiopharmaceutical Company

- ✓ Lantheus expressed **inbound** interest in a combination. Progenics **did not solicit** interest from Lantheus before or after the arrival of Velan
- ✓ **Good governance principles** and **fiduciary duties** dictated Progenics evaluate the attractiveness of the inbound Lantheus proposal against available alternatives, including a standalone Progenics
- ✓ Progenics authorized its advisors to conduct a **market check** with the most likely acquirers who would pay a substantial cash premium. **None** of the contacted parties expressed a willingness to acquire Progenics
- ✓ Given the complexity of the radiopharmaceutical business, there is a **limited set of potential buyers** who would be interested, as evidenced in the Advanced Accelerator Applications ("AAA") and Endocyte sale processes
  - – AAA concluded that there were "**very few potential acquirors** of a business in the nuclear pharmacology space", and did **not contact any other party** than Novartis[1]; Two Velan nominees Dr. Gerard Ber and Mr. Heinz Mausli were members of AAA executive management at the time and were involved in the process
  - – Endocyte contacted 8 other parties besides Novartis, **only two of which signed confidentiality agreements** to review the opportunity further[2]
  - – PGNX conducted an outreach to **multiple companies** with a focus on radiopharmaceuticals or prostate cancer in a **similar process**, and received no interest other than Lantheus
- ✓ Any party is **free to contact Progenics** with a potentially "superior offer," and the Progenics Board would evaluate any such proposal pursuant to its fiduciary duties. **No party** has contacted Progenics since the company announced the Lantheus transaction
- ✓ Although there is no "go-shop" provision, **such provisions are rare**, only 3 of the 60 public company healthcare deals announced in the US in the past three years with a transaction value above of $200m have included a "go-shop" provision[3]
- ✓ The transaction break-up fee is consistent with market standards

(1) Per AAA Schedule 14D-9 https://www.sec.gov/Archives/edgar/data/1611787/000104746917007515/a2233987zsc14d9.htm
(2) Per Endocyte Schedule 14A https://www.sec.gov/Archives/edgar/data/1235007/000104746918006951/a2236981zprem14a.htm
(3) Per FactSet. Includes announced transactions in past three years with transaction value greater than $200m and US public company targets in the FactSet Health Services sector, FactSet Health Technology sector, and SIC Pharmaceutical Preparation industry.

Velan's Claimed Areas of Focus are Immediately Addressed with a Higher Degree of Certainty Through the Transaction with Lantheus

Functional Area	Where Velan's Nominees Would Focus[(1)]		Progenics' Combination with Lantheus
CEO / Executive Team	▪ Identification of new top-tier CEO	✓	An experienced and successful CEO who has a proven track record of creating **~273% in shareholder value**[(2)]
	▪ Evaluate broader management team	✓	Established management team in place and running a successful radiopharmaceutical company with all necessary relationships in place to attract and retain industry talent
	▪ Establish improved culture	✓	Lantheus has a **60 year history** of instilling a culture focused on helping physicians and enhancing patient care
Commercial	▪ Patient access ▪ New patient identification	✓	**40-year, established relationships** with the major radio-pharmacies, hospitals and payers **Increased access to patients and providers of AZEDRA** through Lantheus' long-standing channel relationships
Supply Chain / Manufacturing	▪ Ensure reliable supply through secondary manufacturing ▪ Increase capacity and set up multiple suppliers	✓	**Complementary manufacturing facility and supply chain infrastructure** to support AZEDRA Oversight by an established COO with a **successful track-record of just-in-time manufacturing** that has generated significant cashflow

If Velan considers Lantheus, a premier radiopharma company, unable to address Progenics' perceived issues, then why should shareholders believe Velan is able to do so?

(1) Velan Investor Presentation – October 21, 2019.
(2) TSR calculated as of LNTH's first trading date on 6/26/2015 (in reference to its IPO) to the transaction announcement on 10/1/2019.

Velan's Claimed Areas of Focus are Immediately Addressed with a Higher Degree of Certainty Through the Transaction with Lantheus (Cont.)

Functional Area	Where Velan's Nominees Would Focus[1]	Progenics' Combination with Lantheus	
Clinical Development	▪ PyL NDA readiness ▪ 1095 clinical trial design ▪ AZEDRA basket trial design	✓	Lantheus' **best in class isotope experience** leveraged for in-house development of PyL and 1095 A **well-balanced clinical team** with a devoted focus on product development in nuclear medicine
Financials & Financing	▪ Cut unnecessary expenses	✓	Maintain an **efficient cost structure** while maintaining an **adequate cash balance** to progress the combined company's pipeline
	▪ Evaluate non-dilutive financing alternatives	✓	Diversified revenue streams leading to positive cash flow to invest in future product development and **mitigating dilutive financing**
Governance & Incentives	▪ Reduce excessive compensation	✓	Continue to align Lantheus' compensation / accountability policies and programs with stockholders' interests
	▪ Board composition	✓	Well-rounded Board with balanced skill set and strong track record to create shareholder value
	▪ Align incentives with stockholders	✓	**Shareholder friendly provisions** giving shareholders the ability to call special meetings and amend certain charter and bylaws by majority vote
	▪ Create long-term incentives	✓	Lantheus' management incentive compensation **is based on objective corporate and individual performance goals** which includes equity grants that vest based on relative total shareholder return over extended periods

If Velan considers Lantheus, a premier radiopharma company, unable to address Progenics' perceived issues, then why should shareholders believe Velan is able to?

(1) Velan Investor Presentation – October 21, 2019.
(2) TSR calculated as of LNTH's first trading date on 6/26/2015 (in reference to its IPO) to the transaction announcement on 10/1/2019.

Shareholders Should Hold Velan Accountable for Questionable Securities Trading, Governance and Ethical Practices



June 21st
LNTH privately submits a non-binding indication of interest to acquire PGNX
August 14th
Velan's first indication to a SVB Leerink banker of non-public knowledge about a potential LNTH & PGNX transaction and opposition to such a deal(1)
August 19th
LNTH submitted a revised non-binding indication of interest
From August 21st to September 9th,
Velan acquired ~1.5m shares.
Velan continued to trade AFTER acquiring non-public knowledge of a potential PGNX transaction with LNTH
August 22nd
PGNX countered LNTH's August 19th offer
September 18th
In two separate conversations, Velan told a second and third SVB Leerink banker his non-public knowledge about a potential LNTH & PGNX transaction and stated that he would spend millions of dollars to oppose ANY deal between LNTH and PGNX(1)
Members of the Velan Group, including Mr. Sarpangal, attended a dinner seated next to a Progenics director and did not raise the topic of the transaction.
Velan Launches its Consent Solicitation
October 1st
LNTH and PGNX publicly announce its transaction.
Why did Velan never disclose its opposition to the deal, primarily with our Board?
Why didn't Velan share this information publicly with shareholders?
Further detail outlined in PGNX's 10/23/2019 8-K
Volume ('000)
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Oct-19

Velan continued to trade Progenics' stock AFTER acquiring non-public knowledge of the transaction

(1) SVB Leerink is serving as financial advisor to Lantheus in the proposed acquisition of Progenics; SVB Leerink provides financial advisory services to businesses affiliated with Mr. Venkataraman on matters unrelated to Progenics.

Velan Purposefully Omitted PGNX's Latest Settlement Offer, Which Gave Velan Everything they Previously Demanded, Including CEO Resignation

September 6, 2019

- ✓ **Appoint 3 of 8 directors** (1 designated by Velan, but no one affiliated with Velan, 1 identified by the Company to be selected by Velan, and one selected by the newly reconstituted Board of seven directors)
- ✓ Relevant committee appointments for new directors
- ✓ Standstill lasting **through** the 2020 AGM
- ✓ Board Chair must be agreed upon by 6 members of the reconstituted Board

September 8, 2019

- ✓ **Appoint 3 of 8 directors** (2 Velan nominees and 1 mutually agreed upon nominee)
- ✓ **Committee roles** for new directors
- ✓ Standstill lasting **through** the 2020 AGM
- ✓ Board Chair must be agreed upon by 6 members of the reconstituted Board
- ✗ **CEO Mr. Baker MUST resign by year end**

September 11, 2019

- ✓ **Appoint 3 of 8 directors** (2 Velan nominees and 1 mutually agreed upon nominee)
- ✓ **Committee roles** for new directors
- ✓ Standstill lasting **through** the 2020 AGM
- ✓ Board Chair must be agreed upon by 6 members of the reconstituted Board
- ✓ Expense reimbursement

September 16, 2019

OFFER REJECTED

Velan **insists** a settlement cannot be reached unless **Mr. Baker resigns**

October 17, 2019

- ✓ **Appoint 2 of 6 directors** (2 Velan nominees)
- ✓ **Committee roles** for new directors
- ✓ **Standstill lasting through** the 2020 AGM
- ✓ Expense reimbursement
- ✓ **CEO Mr. Baker WILL resign**

October 18, 2019

OFFER REJECTED

"Given the significantly changed circumstances, my client cannot accept anything less than majority representation on the Board so they would propose 4/7 with the 4 new directors picked by Velan (4 of their current nominees and then Baker and another director to come off the Board)."
– Velan Counsel, October 18, 2019

*Velan's counsel cited the deal as the reason to reject PGNX's latest offer despite Velan's **knowledge** of the deal for at least three weeks when it made its offer on September 8th.*

*Mr. Baker is **willing to step aside** in order to give shareholders an **unfettered vote***

*Progenics' most recent settlement proposal is virtually **identical** to Velan's last counter*

Velan REJECTED our last settlement offer, despite repeated statements indicating Mr. Baker's removal was the only gating item

Denotes Settlement Offer made by Progenics.
Denotes Settlement Offer made by Velan.

Velan's Board Member & Proposed CEO, David Mims, is NOT QUALIFIED as a Board Member, CEO or Acting CEO Candidate

Not Qualified to be a CEO of ANY Public Company	▪ David Mims has never been the CEO of ANY Company ▪ David Mims has not worked on the management team of a public company since 2008
No Role in the Life Sciences Industry Since 2014	▪ David Mims has not had a job in the life sciences (pharma, biotech, medtech or diagnostics) sector since 2014 ▪ Why has a qualified, driven candidate not had a job since 2014?
No Relevant Development or Commercial Experience	▪ **Zero** experience developing biopharmaceutical products let alone in the highly-complex radiopharmaceutical space ▪ **No material** operational experience in the oncology space ▪ **Zero** experience with complex ultra orphan or prostate cancer products
Commercial Track Record = Increasing Prices	▪ Mr. Mims' commercial success is attributable to raising prices on "old" molecules – His price raising tactics directly align with Mr. Venkataraman's and other Velan group members' histories of price gouging practices and other ESG concerns ▪ Per IQVIA, under David's leadership, Aptalis increased the price of Canasa **OVER 100%** from 2007 to 2013
Checkered Development, Regulatory and Supply Chain History with Important Drug Treating Cystic Fibrosis Patients (1)	▪ Aptalis/Axcan marketed unapproved pancreatic enzyme products ("PEP") with a history of CMC issues ▪ In 2004, the FDA requested that all manufacturers obtain approval for these important therapeutics used in cystic fibrosis patients by April 2008 (later amended to April 2009) ▪ AbbVie's Creon (April 2009 approval) obtained FDA approval **NEARLY THREE YEARS BEFORE** Mr. Mims' Aptalis received approval for Viokase (approved March 2012) ▪ Aptalis resorted to a dilutive ~$600mm acquisition of Eurand to obtain its approved PEP product, Zenpep, to "fix" their execution failure

David Mims is grossly inexperienced and lacks any relevant credentials to serve as the CEO of Progenics or a Director of Progenics.
Is he the only executive that is willing to run Progenics for Velan?

Source for Mr. Mims biography provided in Velan's Definitive Consent Solicitation filed on 10/8/2019.
(1) Federal Register, FDA website, Guidance for Industry: Exocrine Pancreatic Insufficiency Drug Products - Submitting NDAs (April 2006).

Velan's Plan To Put $200 Million of Debt on Progenics Is IRRESPONSIBLE and Should Alarm Investors

- Progenics would consider a variety of financing alternatives in the absence of a transaction with Lantheus
- However, $200 million of debt – "non-recourse" or otherwise – is an **IRRESPONSIBLE DEBT BURDEN** for a launch-phase biotech or pharmaceutical company
- LTM stock performance data clearly demonstrates underperformance of highly leveraged small-cap biotech and pharmaceutical companies
- There are twenty-seven $100 million – $1.0 billion market cap biotech and pharmaceutical companies trading on U.S. exchanges with existing revenue and $100 million or greater in debt (see page 21 in the appendix)(1)
  - Median and average LTM stock performance of **(49.7%)** and **(39.8%)**, respectively
- Only 13 companies have $200 million or greater of debt
  - Median and average LTM stock performance of **(60.8%)** and **(55.9%)**, respectively
- Investors should be **WARY OF THE RISK** that Velan's $200 million of **FINANCIAL ENGINEERING** will create for their investment
- Investors should demand disclosure of the terms of such debt "proposals" and the level of financial burden (interest payment and royalty %'s) on Progenics under Velan's plan

Source: Capital IQ and FactSet. Financial data as of October 21, 2019.
(1) Includes $100 million – $1.0 billion market cap biotech and pharmaceutical companies trading on U.S. exchanges with existing revenue and $100 million or greater in debt, according to FactSet and Capital IQ; excludes generic pharmaceutical companies as well as Mallinckrodt plc and PDL BioPharma.

Shedding Light on Velan's False and Misleading Claims Surrounding Dr. Scheinberg's "Conflicts"

Velan's Misleading Statements	PGNX Board Truthful Response
"Dr. Scheinberg was compensated... for his service as a Progenics director... *... Memorial Sloan Kettering ("MSK") has had recent issues regarding its employees and outside financial interests"*	✓ Dr. Scheinberg is in **compliance with MSK's policy** – His role as a Board member at PGNX is **reviewed and approved annually by MSK**
"...Dr. Scheinberg appears to be a 'Covered Person' given his clinical involvement yet has no disclosure relating to Progenics despite Sloan Kettering's call for transparency..."	✓ Dr. Scheinberg's role at PGNX is **fully disclosed as per MSK's policies** ✓ He is **not involved in clinical trials, clinical care or purchasing** related to PGNX products at MSK ✓ Dr. Scheinberg was not involved/named in either of our whistleblower actions
"...decade-long tenures presiding over poor performance..."	✓ During his tenure, PGNX has advanced **from a small startup to a half billion dollar company** with: – **Three FDA approved drugs** – **Multiple out-licenses** of PGNX products

Dr. Scheinberg's medical expertise has been a critical driver in creating value for Progenics' shareholders

(1) Velan Investor Presentation – October 21, 2019.

Velan's "Potential Alarming Issues" are Unfounded and Inaccurate

Velan's Misguided Attacks

Direct Screenshots from Velan's Investor Presentation[1]

POTENTIAL DISCLOSURE ISSUES & MISLEADING STATEMENTS[1,2]

- Not disclosing CPDC's import ban in August 2018 mere days before raising $75 million in a follow-on offering (if known at the time) and not disclosing IRE's potential plant shutdown or supply chain constraints for AZEDRA, PyL and 1095

POTENTIAL SUPPLY CHAIN CONCERNS[1]

- Centre for Probe Development & Commercialization ("CPDC") import ban in August 2018
- Capacity and production limitations for 1095 (at CPDC) and AZEDRA (in Somerset)

× **Velan's above claims are a blatant misrepresentation of the facts to skew the narrative and tarnish Progenics' leadership**

The Facts

- ✓ The import ban derived from a failed FDA inspection
- ✓ The ban **did not impact the manufacturer's ability to deliver PGNX products in Canada**
- ✓ Recently, the FDA re-inspected the ("CPDC") and concluded **no further issues**
- ✓ FDA is expected to **lift the ban in the next 30 days**
- ✓ Then, PGNX will file with the FDA and the FDA typically takes 30 days to approve, at which time shipping can **commence to U.S. hospitals for the 1095 trial**
- ✓ **IRE will NOT be shutting down its operations** during its ongoing conversion from high enriched uranium to low enriched uranium, resulting in no foreseeable interruption in the radioisotope supply

Velan's baseless claims illustrate the distraction and chaos they cause which will lead to value destruction

(1) Velan Investor Presentation – October 21, 2019.

Appendix

Progenics Pharmaceuticals®
Find Fight and Follow®

Blue Earth Transaction Value is Not a Valid Comparison to Progenics' PyL

	BLUE EARTH DIAGNOSTICS	Progenics Pharmaceuticals
Product	Axumin™ (fluciclovine F18)	PyL (^{18}F-DCFPyL)
Indication	PET imaging agent for prostate cancer	PET imaging agent for prostate cancer
US Phase of Development	Approved (May 2016)	Phase 3
EU Phase of Development	Approved (May 2017)	EMA regulatory pathway pending
Partners	N/A	Curium (EU)
FY2019 Revenue	~$140 million[1]	$0 million
Margin Profile	Cash flow generating	Negative, as funding required for ongoing clinical trial

Applying the Transaction Value for a revenue producing, cash flowing asset like Blue Earth, makes for a misleading comparison to Progenics PyL; PyL is an unapproved product without revenue, Blue Earth sold for ~3.4x Revenue

1. Per Blue Earth Diagnostics' press release announcing sale to Bracco Imaging on August 1, 2019; expected to generate revenues of ~$140 million in the year ended September 2019.

Timeline of Velan Knowledge and Latest Settlement Offer

Date	Action
June 21	Lantheus submits a private, non-binding indication of interest to acquire Progenics.
August 9	Progenics issues 2Q 2019 earnings release.
August 12	The Velan Group issues press release critical of Progenics. The closing price of the Progenics shares declines 16.1%, from $4.65 on August 9 to $3.90 on August 12. Velan buys 125,000 Progenics shares at $4.10; LTE Partners, LLC ("LTE") buys 125,000 Progenics shares at $4.21.
August 13	Velan buys 170,642 Progenics shares at $4.00.
August 14	Mr. Venkataraman contacts a representative of Lantheus' financial advisor, saying that the Velan Group knows of a proposed Lantheus-Progenics deal and is opposed to it, without knowing any of the underlying terms, which have not yet been agreed to or publicly disclosed. Mr. Venkataraman states that he has come into contact with the source of his information about the potential through interviewing other directors and executives in connection with his other business ventures. Financial advisor representative declines to comment.
August 19	Lantheus submits a revised non-binding indication of interest to acquire Progenics at an implied share price of $5.95, a 68.1% premium to the closing price of Progenics shares on that day of $3.54.
August 21	Velan buys 80,000 Progenics shares at $4.00.
August 22	Velan buys 613,874 Progenics shares at $4.30. After hours, Progenics makes a counterproposal of economic terms to Lantheus at an implied share price of $6.19, a 37.6% premium to the closing price of Progenics shares on that day of $4.50.
August 23	Velan buys 130,826 Progenics shares at $4.31. Lantheus agrees to the economic terms of Progenics' counterproposal, subject to due diligence and the negotiation and execution of a merger agreement.
August 26	Velan buys a total of 73,230 Progenics shares at $4.30.
September 3	Velan buys a total of 277,424 Progenics shares at $4.39.
September 4	Velan buys a total of 243,614 Progenics shares at $4.51.

Timeline of Velan Knowledge and Latest Settlement Offer (cont'd)

Date	Action
September 5	LTE buys a total of 43,520 Progenics shares at $4.62.
September 8	Velan demands PGNX appoint 3 of 8 directors (2 Velan nominees and 1 mutually agreed upon nominee), committee roles for new directors, standstill lasting through the 2020 AGM, Board Chair agreed upon by 6 members of the reconstituted Board, and CEO Mark Baker resignation by year end.
September 9	Velan buys a total of 72,023 Progenics shares at $4.99; LTE buys a total of 21,480 Progenics shares at $4.94.
September 11	Progenics offers to appoint 3 of 8 directors (2 Velan nominees and 1 mutually agreed upon nominee), committee roles for new directors, standstill lasting through the 2020 AGM, Board Chair must be agreed upon by 6 members of the reconstituted Board, expense reimbursement. Offer does not including the resignation of Mr. Baker by year end.
September 16	Velan insists a settlement cannot be reached unless Mr. Baker resigns
September 18	The Velan Group launches consent solicitation. That same evening, the Velan Group members, Mr. Venkataraman and Mr. Sarpangal approach two representatives of Lantheus' financial advisor at a conference hosted by the financial advisor, again saying that the Velan Group knows of proposed Lantheus-Progenics deal and is opposed to it, again prior to the contract terms being finalized or publicly disclosed. Mr. Venkataraman states that he has two sources that have told him about the deal, including an investment banker. He also tells one of the financial advisor's representatives that he knows exactly which banker is advising Lantheus on this potential Transaction and that the Velan Group will "spend millions of dollars" to oppose a transaction between Progenics and Lantheus. Members of the Velan Group, including Mr. Sarpangal, attend a dinner seated next to a Progenics director and do not raise the topic of the Transaction.
September 20	The Velan Group's counsel writes to counsel for Progenics: "…Velan continues to remain open to constructive dialogue and as you know, can withdraw its consent solicitation at any time, but any such agreement must directly address this key issue [(the resignation of Mark Baker, Progenics' Chief Executive Officer)]."
October 17	Progenics' counsel makes the Company's latest settlement proposal to the Velan Group's counsel that proposes Mr. Baker's resignation and that the Velan Group will designate 33% of the Board (the highest percentage of the Board ever offered to the Velan Group during settlement negotiations).
October 18	Counsel for the Velan Group rejects the Company's October 17 offer, stating that "[g]iven the significantly changed circumstances, [the Velan Group] cannot accept anything less than majority representation on the Board…."

Highly Leveraged Biotech and Pharmaceutical Companies have been Punished by Investors

($ in millions)

Company Name	Ticker	Market Capitalization	Total Debt	Revenue (LTM)	% Price Change (LTM)
Theravance Biopharma Inc	TBPH	$975.3	$511.9	$60.1	(40.9%)
TherapeuticsMD, Inc.	TXMD	916.6	197.8	18.6	(30.7%)
Intrexon Corporation	XON	836.3	256.9	135.0	(63.0%)
Omeros Corporation	OMER	786.6	182.0	75.2	0.6%
Karyopharm Therapeutics, Inc.	KPTI	689.8	121.7	10.1	(9.2%)
Cytokinetics, Incorporated	CYTK	666.6	185.7	35.6	56.5%
Flexion Therapeutics, Inc.	FLXN	571.2	164.9	44.1	(20.9%)
Retrophin, Inc.	RTRX	488.8	210.8	168.8	(55.0%)
ImmunoGen, Inc.	IMGN	401.7	165.9	48.8	(63.9%)
Dermira Inc	DERM	396.0	328.7	72.1	(44.3%)
AMAG Pharmaceuticals, Inc.	AMAG	389.3	276.7	364.3	(49.7%)
Dynavax Technologies Corporation	DVAX	357.3	212.9	20.9	(60.8%)
Agenus Inc.	AGEN	351.5	234.2	114.9	30.6%
Lexicon Pharmaceuticals, Inc.	LXRX	350.7	246.9	42.8	(62.1%)
Recro Pharma, Inc.	REPH	293.8	109.0	92.4	81.2%
Puma Biotechnology, Inc.	PBYI	269.6	119.8	286.7	(83.6%)
MannKind Corporation	MNKD	246.5	111.9	53.0	(34.7%)
La Jolla Pharmaceutical Company	LJPC	234.8	154.9	17.8	(46.5%)
Sorrento Therapeutics, Inc.	SRNE	219.9	310.3	23.7	(54.1%)
Clovis Oncology, Inc.	CLVS	188.0	612.9	119.2	(86.9%)
AcelRx Pharmaceuticals, Inc.	ACRX	174.0	122.9	2.2	(39.7%)
Avadel Pharmaceuticals Plc	AVDL	128.9	135.7	74.7	(15.9%)
Acorda Therapeutics, Inc.	ACOR	114.4	410.9	306.2	(86.7%)
Kala Pharmaceuticals, Inc.	KALA	114.3	101.7	3.4	(63.6%)
Adamas Pharmaceuticals, Inc.	ADMS	111.1	133.1	48.3	(77.6%)
Novavax, Inc.	NVAX	105.5	331.7	21.2	(88.3%)
Paratek Pharmaceuticals Inc	PRTK	104.1	262.7	20.7	(65.7%)

Companies w/ $100+ Million Debt Balance:

	Market Capitalization	Total Debt	Revenue (LTM)	% Price Change (LTM)
Median:	$351	$198	$49	(49.7%)
Average:	$388	$230	$84	(39.8%)

Companies w/ $200+ Million Debt Balance:

	Market Capitalization	Total Debt	Revenue (LTM)	% Price Change (LTM)
Median:	$352	$277	$72	(60.8%)
Average:	$375	$324	$113	(55.9%)

Source: Capital IQ and FactSet.
Note: Financial data as of October 21, 2019. List assumes $100 million – $1.0 billion market cap biotech and pharmaceutical companies trading on U.S. exchanges with existing revenue and $100 million or greater in debt.